EXECUTION VERSION
JOINDER AGREEMENT
This JOINDER AGREEMENT (this “Agreement”), is entered into as of December 31, 2021, by and among LOS LEASING COMPANY LLC, a Texas limited liability company (“New Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”).
W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated as of September 19, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Liberty Oilfield Services Inc., a Delaware corporation (“Ultimate Parent”), Liberty Oilfield Services New HoldCo LLC, a Delaware limited liability company (“New Holdco”), and R/C IV Non-U.S. LOS Corp, a Delaware corporation (“R/C IV”; and, together with Ultimate Parent and New Holdco, individually and collectively, “Parent”), Liberty Oilfield Services LLC, a Texas limited liability company (“Liberty”), Freedom Proppant LLC (f/k/a LOS Monahans LLC), a Delaware limited liability company (“Freedom Proppant”), and LOS Kermit LLC, a Delaware limited liability company (“LOS Kermit”; and together with Liberty, Freedom Proppant, New Borrower and those additional Persons that are joined as a party to the Credit Agreement by executing the form of Joinder attached thereto as Exhibit J-1, each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”), the lenders party thereto as “Lenders” (such Lenders, together with their respective successors and assigns in such capacity, each, individually a “Lender” and, collectively the “Lenders”), Agent, Wells Fargo, JPMorgan Chase Bank, N.A., a national banking association (“Chase”), as joint lead arranger, Wells Fargo, as book runner, and Chase, as syndication agent, the Lender Group has agreed to make or issue Loans, Letters of Credit and other certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof;
WHEREAS, initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement;
WHEREAS, pursuant to that certain Fee Letter, dated as of September 19, 2017 (as amended, restated, supplemented or otherwise modified from time to the, the “Fee Letter”), by and among Liberty and Agent, Liberty has agreed to pay certain fees to Agent on the terms set forth therein;
WHEREAS, New Borrower is required to become a party to the Credit Agreement by, among other things, executing and delivering this Agreement to Agent; and
WHEREAS, New Borrower has determined that the execution, delivery and performance of this Agreement directly benefit, and are within the corporate purposes and in the best interests of, New Borrower, by virtue of the financial accommodations available to New Borrower from time to time pursuant to the terms and conditions of the Credit Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follow:
1.Joinder of New Borrower to the Credit Agreement. By its execution of this Agreement, New Borrower hereby (a) agrees that from and after the date of this Agreement it shall be a party to the Credit Agreement as a “Borrower” and shall be bound by all of the terms, conditions, covenants, agreements and obligations set forth in the Credit Agreement, (b) accepts joint and several liability for the Obligations pursuant to the terms of the Loan Documents, and (c) confirms that, after giving effect to the applicable supplements to the Schedules to the Credit Agreement provided for in Section 2 below, the representations and warranties contained in Section 4 of the Credit Agreement, as they relate to New Borrower, are true, correct and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof. New Borrower hereby agrees that each reference to a “Borrower” or the “Borrowers” in the Credit Agreement and the other Loan Documents shall include New Borrower. New Borrower acknowledges that it has received a copy of the Credit Agreement and the other Loan Documents and that it has read and understands the terms thereof.
2.Restatement of Certain Schedules to Credit Agreement. Attached as Exhibit A hereto are updated copies of each of Schedule 4.1(b), Schedule 4.1(c) and Schedule 4.25 to the Credit Agreement revised to include all information required to be provided therein and necessary to make the representations and warranties in the Credit Agreement true, correct and complete in all material respects as a result of the effectiveness of the joinder of New Borrower effectuated pursuant to this Agreement. Each such Schedule shall be attached to the Credit Agreement, and on and after the date hereof all references in any Loan Document to any such Schedule to the Credit Agreement shall mean such Schedule as so amended; provided, that any use of the term “as of the date hereof” or any term of similar import, in any provision of the Credit Agreement relating to a New Borrower or any of the information amended by such Schedule hereby, shall be deemed to refer to the date of this Agreement.
3.Joinder of New Borrower to the Fee Letter. By its execution of this Agreement, New Borrower hereby (a) agrees that from and after the date of this Agreement it shall be a “Borrower” party to the Fee Letter as if it were a signatory thereto and shall be bound by all of the provisions thereof, and (b) agrees that it shall comply with and be subject to all of the terms, conditions, covenants, agreements and obligations set forth in the Fee Letter applicable to Borrowers. New Borrower hereby agrees that each reference to “Borrower” or “Borrowers” in the Fee Letter shall include New Borrower. New Borrower acknowledges that it has received a copy of the Fee Letter and that it has read and understands the terms thereof.
4.Representations and Warranties of New Borrower. New Borrower hereby represents and warrants to Agent for the benefit of the Lender Group and the Bank Product Providers as follows:
(a)It (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and the other Loan Documents to which it is made a party and to carry out the transactions contemplated hereby and thereby.
(b)The execution, delivery, and performance by it of this Agreement and any other Loan Document to which New Borrower is made a party (i) have been duly authorized by all necessary action on the part of such New Borrower and (ii) do not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to New Borrower or its Subsidiaries, the Governing Documents of New Borrower or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on New Borrower or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of New Borrower or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of New Borrower, other than Permitted Liens, (D) require any approval of New Borrower's interestholders or any approval or consent of any Person under any material agreement of New Borrower, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect, or (E) require any registration with, consent, or approval of, or notice to or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation.
(c)This Agreement and each Loan Document to which New Borrower is a party is the legally valid and binding obligation of New Borrower, enforceable against New Borrower in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.
(d)Each other representation and warranty applicable to New Borrower as a Borrower under the Loan Documents is true, correct and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).
5.Additional Requirements. Concurrent with the execution and delivery of this Agreement, Agent shall have received the following, each in form and substance satisfactory to Agent:
(a)a Joinder No. 4 to the Guaranty and Security Agreement, dated as of the date hereof, by and among New Borrower, Proppant Express Solutions, LLC, a Delaware limited liability company (“PropX”) and Agent;
(b)a Joinder to Intercompany Subordination Agreement, dated as of the date hereof, by and among New Borrower, PropX and Agent;
(c)an Acknowledgement to the Intercreditor Agreement, dated as of the date hereof, and executed by New Borrower and PropX;
(d)a Supplement to Perfection Certificate, dated as of the date hereof, with respect to New Borrower and PropX and executed by Liberty in favor of Agent;
(e)a Pledged Interests Addendum by Liberty, dated as of the date hereof, with respect to the pledge of the Equity Interests of New Borrower and PropX, owned by Liberty, together with executed irrevocable proxies and registration pages with respect to all of such Equity Interests;
(f)an Assignment of Business Interruption Insurance Policy as Collateral Security, dated as of the date hereof, executed by New Borrower and PropX in favor of Agent;

(g)appropriate financing statements to be filed in (i) the office of the Delaware Secretary of State against New Borrower and (ii) the office of the Texas Secretary of State against PropX, in each case, to perfect the Agent's Liens in and to the Collateral of New Borrower and PropX, as applicable;
(h)a certificate from an officer of New Borrower and PropX, dated as of the date hereof, (i) attesting to the resolutions of New Borrower's and PropX's Sole Member authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which New Borrower and PropX is or will become a party, (ii) authorizing officers of New Borrower and PropX to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of New Borrower and PropX;
(i)a certificate of status with respect to New Borrower and PropX, dated as of a recent date, such certificate to be issued by the appropriate officer of the applicable jurisdiction of organization of New Borrower and PropX, which certificate shall indicate that New Borrower and PropX is in good standing or in existence, as applicable, in such jurisdiction;
(j)certificates of status with respect to New Borrower and PropX, as applicable, dated as of a recent date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the applicable jurisdiction of organization of New Borrower and PropX) in which the failure to be duly qualified or licensed would constitute a Material Adverse Effect, which certificates shall indicate that New Borrower or PropX, as applicable, is in good standing in such jurisdictions;
(k)copies of New Borrower's and PropX's Governing Documents, as amended, modified or supplemented to the date hereof, certified by the Secretary of New Borrower and PropX;
(l)evidence that New Borrower and PropX have been added to the Loan Parties' existing insurance policies required by Section 5.6 of the Credit Agreement;
(m)a customary opinion of counsel regarding such matters as to New Borrower and PropX as Agent or its counsel may reasonably request, and which is otherwise in form and substance reasonably satisfactory to Agent (it being understood that such opinion shall be limited to this Agreement, and the documents executed or delivered in connection herewith (including the financing statement filed against New Borrower and PropX)); and
(n)such other agreements, instruments, approvals or other documents requested by Agent prior to the date hereof in order to create, perfect and establish the first priority of, or otherwise protect, any Lien purported to be covered by any Loan Document or otherwise to effect the intent that New Borrower and PropX shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that, to the extent set forth in the Credit Agreement and the Guaranty and Security Agreement, all property and assets of New Borrower and PropX shall become Collateral for the Obligations.
6.Post-Closing Covenants. No later than forty-five (45) days after the date hereof, the Loan Parties shall deliver to Agent (i) an additional insured endorsement with respect to their liability insurance policy, (ii) a notice of cancellation endorsement with respect to their liability insurance policy and (iii) a lender's loss payee endorsement with respect to each of their property insurance policies, each in form and substance reasonably satisfactory to Agent.
7.Further Assurances. At any time upon the reasonable request of Agent, New Borrower shall promptly execute and deliver to Agent such Additional Documents as Agent shall reasonably request pursuant to the Credit Agreement and the other Loan Documents, in each case in form and substance reasonably satisfactory to Agent.
8.Notices. Notices to New Borrower shall be given in the manner set forth for Borrowers in Section 11 of the Credit Agreement.
9.Choice of Law and Venue; Jury Trial Waiver; Judicial Reference. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
10.Binding Effect. This Agreement shall be binding upon New Borrower, and the other Loan Parties and shall inure to the benefit of the Agent and the Lender Group, together with their respective successors and permitted assigns.
11.Effect on Loan Documents.
(a)Except as contemplated to be supplemented hereby, the Credit Agreement, the Fee Letter and each other Loan Document shall continue to be, and shall remain, in full force and effect. Except as expressly contemplated hereby, this Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of any other term or condition of the Credit Agreement, the Fee Letter, any other Loan Document or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.
(b)Each reference in the Credit Agreement and the other Loan Documents to “Borrower”, “Loan Party” or words of like import referring to a Borrower or a Loan Party shall include and refer to New Borrower and (b) each reference in the Credit Agreement, the Fee Letter, or any other Loan Document to this “Agreement”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Credit Agreement, the Fee Letter, or any other Loan Document shall mean and refer to such agreement as supplemented by this Agreement.
12.Miscellaneous
(a)This Agreement is a Loan Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic image scan transmission (e.g., “PDF” or “tif” via email) shall be equally effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic image scan transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.
(b)Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(c)Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
(d)Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group or New Borrower, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
(e)The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.
(f)This Agreement shall be subject to the rules of construction set forth in Section 1.4 of the Credit Agreement, and such rules of construction are incorporated herein by this reference, mutatis mutandis.
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IN WITNESS WHEREOF, New Borrower and Agent have caused this Agreement to be duly executed by its authorized officer as of the day and year first above written.

NEW BORROWER:	LOS LEASING COMPANY LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel

AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association By: /s/ Ryan C. Tozier Name: Ryan C. Tozier Title: Vice President

ACKNOWLEDGED AND AGREED BY:	LIBERTY OILFIELD SERVICES LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
LIBERTY OILFIELD SERVICES INC., a Delaware corporation By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
LIBERTY OILFIELD SERVICES NEW HOLDCO LLC, a Delaware limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
R/C IV NON-U.S. LOS CORP, a Delaware corporation By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
FREEDOM PROPPANT LLC, a Delaware limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
LOS KERMIT LLC, a Delaware limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel

EXHIBIT A

Restated Schedules

Schedule 4.1(b) – Capitalization of Loan Parties
Schedule 4.1(c) – Capitalization of Parent’s Subsidiaries
Schedule 4.25 – Location of Inventory

[Intentionally Omitted]